News Release | March 1, 2021

Wells Fargo Utilities and High Income Fund Announces Sources of Distribution

SAN FRANCISCO – March 1, 2021– The Wells Fargo Utilities and High Income Fund (NYSE American: ERH) released information about the sources of today’s distribution in a Notice provided to shareholders. The full text of the Notice is available below and on the Wells Fargo Asset Management website.

IMPORTANT NOTICE TO SHAREHOLDERS

This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid-in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 2/28/2021
	Current Month					Fiscal Year to Date					Current Month
	Estimated Sources of Distribution					Estimated Sources of Distribution					Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07104	0.07104	0	0	0	0.42904	0.2241	0	0	0.20494	100.00%	0.00%	0.00%	0.00%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

© 2021 Wells Fargo Bank, N.A. All rights reserved. For public use.	NR-02-2021

Data as of 1/31/2021
				Annualized		Cumulative
				5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
		Fiscal YTD Dist	NAV	Return on NAV	Dist Rate on NAV[1]	Return on NAV	Dist Rate on NAV[1]
	ERH (FYE 8/31)	0.358	12.38	8.02%	6.89%	6.19%	2.89%

[1]	As a percentage of 1/31 NAV

Additional Disclosures about the Wells Fargo Closed-End Funds

The fund makes distributions in accordance with a managed distribution plan that provides for the declaration of monthly distributions to common shareholders of the fund at an annual minimum fixed rate of 7.0%, based on the fund’s average monthly net asset value (NAV) per share over the prior 12 months. Under the managed distribution plan, distributions are sourced from income and also may be sourced from paid-in capital and/or capital gains. The fund’s distributions in any period may be more or less than the net return earned by the fund on its investments and therefore should not be used as a measure of performance or confused with yield or income. Distributions in excess of fund returns will cause the fund’s NAV to decline. Investors should not draw any conclusions about the fund’s investment performance from the amount of its distribution or from the terms of its managed distribution plan.

The quoted distribution rate is a figure that uses the fund’s previous distribution to calculate an annualized figure. The distribution rate is calculated by annualizing the last distribution and then dividing by the period-ending NAV or market price. Special distributions, including special capital gains distributions, are not included in the calculation.

The Wells Fargo Utilities and High Income Fund is a closed-end equity and high-yield bond fund. The fund’s investment objective is to seek a high level of current income and moderate capital growth with an emphasis on providing tax-advantaged dividend income.

The final determination of the source of all dividend distributions in the current year will be made after year-end. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon a fund’s investment experience during the remainder of the fiscal year and may be subject to change based on tax regulations. Each fund will send shareholders a Form 1099-DIV for the calendar year that will tell shareholders how to report these distributions for federal income tax purposes.

For more information on Wells Fargo’s closed-end funds, please visit our website.

This closed-end fund is no longer available as an initial public offering and is only offered through broker-dealers on the secondary market. A closed-end fund is not required to buy its shares back from investors upon request. Shares of the fund may trade at either a premium or discount relative to the fund’s net asset value, and there can be no assurance that any discount will decrease. The values of, and/or the income generated by, securities held by the fund may decline due to general market conditions or other factors, including those directly involving the issuers of such securities. Equity securities fluctuate in value in response to factors specific to the issuer of the security. Debt securities are subject to credit risk and interest rate risk, and high yield securities and unrated securities of similar credit quality have a much greater risk of default and their values tend to be more volatile than higher-rated securities with similar maturities. The fund is also subject to risks associated with any concentration of its investments in the utility sector. Funds that concentrate their investments in a single industry or sector may face increased risk of price fluctuation due to adverse developments within that industry or sector. The fund is leveraged through a revolving credit facility and also may incur leverage by issuing preferred shares in the future. The use of leverage results in certain risks, including, among others, the likelihood of greater volatility of net asset value and the market price of common shares. Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability, and foreign currency fluctuations. Derivatives involve additional risks, including interest rate risk, credit risk, the risk of improper valuation, and the risk of noncorrelation to the relevant instruments they are designed to hedge or closely track.

2	March 1, 2021 | News Release

Wells Fargo Asset Management (WFAM) is the trade name for certain investment advisory/management firms owned by Wells Fargo & Company. These firms include but are not limited to Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. Certain products managed by WFAM entities are distributed by Wells Fargo Funds Distributor, LLC (a broker-dealer and Member FINRA).

This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

Some of the information contained herein may include forward-looking statements about the expected investment activities of the funds. These statements provide no assurance as to the funds’ actual investment activities or results. Readers must make their own assessment of the information contained herein and consider such other factors as they may deem relevant to their individual circumstances. PAR-0221-00942

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Contact Information

Media

Robert Julavits, 646-618-2790

robert.w.julavits@wellsfargo.com

Shareholder inquiries

1-800-730-6001

Financial advisor inquiries

1-888-877-9275

WF-CF

###

3	March 1, 2021 | News Release

Asset Management

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

April 1, 2021 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 3/31/2021
	Current Month					Fiscal Year to Date					Current Month
	Estimated Sources of Distribution					Estimated Sources of Distribution					Estimated Percentages of Distribution

	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital

ERH (FYE 8/31)	0.07067	0.04488	0	0	0.02579	0.49971	0.26898	0	0	0.23073	63.50%	0.00%	0.00%	36.50%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 2/28/2021
				Annualized		Cumulative
				5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
				Return on	Dist Rate	Return on	Dist Rate
		Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
	ERH (FYE 8/31)	0.42904	11.73	6.77%	7.38%	1.21%	3.66%

[1]	As a percentage of 2/28 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Asset Management

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

May 3, 2021 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 4/30/2021
	Current Month					Fiscal Year to Date					Current Month
	Estimated Sources of Distribution					Estimated Sources of Distribution					Estimated Percentages of Distribution

	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital

ERH (FYE 8/31)	0.07004	0	0.01968	0	0.05036	0.56975	0.26898	0.01968	0	0.28109	0.00%	28.10%	0.00%	71.90%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 3/31/2021
				Annualized		Cumulative
				5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
				Return on	Dist Rate	Return on	Dist Rate
		Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
	ERH (FYE 8/31)	0.49971	12.69	7.29%	6.78%	10.11%	3.94%

[1]	As a percentage of 3/31 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Asset Management

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

June 1, 2021 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 5/31/2021
	Current Month					Fiscal Year to Date					Current Month
	Estimated Sources of Distribution					Estimated Sources of Distribution					Estimated Percentages of Distribution

	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital

ERH (FYE 8/31)	0.07047	0.07047	0	0	0	0.64022	0.33945	0.01968	0	0.28109	100.00%	0.00%	0.00%	0.00%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 4/30/2021
				Annualized		Cumulative
				5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
				Return on	Dist Rate	Return on	Dist Rate
		Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
	ERH (FYE 8/31)	0.56975	13.13	7.98%	6.54%	14.52%	4.33%

[1]	As a percentage of 4/30 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Asset Management

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

July 1, 2020 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 6/30/2020
	Current Month					Fiscal Year to Date					Current Month
		Estimated Sources of Distribution					Estimated Sources of Distribution				Estimated Percentages of Distribution

	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital

ERH	0.08033	0.0656	0	0	0.01473	0.79254	0.35677	0.13708	0	0.29869	81.70%	0.00%	0.00%	18.30%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Asset Management

Data as of 5/31/2020
		Fiscal YTD		Annualized		Cumulative
				5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
				Return on	Dist Rate	Return on	Dist Rate
		Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
	ERH	0.71232	11.80	5.23%	8.04%	(3.48)%	6.04%

[1]	As a percentage of 5/31/2020 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Asset Management

Wells Fargo Utilities and High Income Fund (ERH)

CUSIP 94987E109

IMPORTANT NOTICE TO SHAREHOLDERS

August 2, 2021 – This Notice provides information about the sources of the Fund’s monthly distributions. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. Sources include net investment income (NII), short-term capital gains (ST), long-term capital gains (LT) and paid in capital. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following table provides an estimate of the Fund’s distribution sources, reflecting the fiscal year-to-date cumulative amount of distributions. The Fund attributes these estimates equally to each regular distribution throughout the year. Consequently, the estimated information as of the specified month-end shown below is for the current distribution, and also represents an updated estimate for all prior months in the year.

Data as of 7/31/2021
	Current Month				Fiscal Year to Date						Current Month
	Estimated Sources of Distribution					Estimated Sources of Distribution					Estimated Percentages of Distribution
	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	Per Share Distribution	NII	LT Gains	ST Gains	Paid in Capital	NII	LT Gains	ST Gains	Paid in Capital
ERH (FYE 8/31)	0.07212	0.00804	0.03801	0	0.02607	0.78360	0.37107	0.08560	0	0.32693	11.10%	52.70%	0.00%	36.20%

The following table provides information regarding distributions and total return performance over various time periods. This information is intended to help you better understand whether returns for the specified time periods were sufficient to meet distributions.

Data as of 6/30/2021
				Annualized		Cumulative
				5-Year	Fiscal YTD	Fiscal YTD	Fiscal YTD
				Return on	Dist Rate	Return on	Dist Rate
		Fiscal YTD Dist	NAV	NAV	on NAV[1]	NAV	on NAV[1]
	ERH (FYE 8/31)	0.71148	12.56	6.17%	6.82%	10.71%	5.66%

[1]	As a percentage of 6/30 NAV

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE